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                                POWER OF ATTORNEY




     The undersigned Director of Ackerley Communications, Inc. (the "Company") hereby appoints each of Barry A. Ackerley and Denis M. Curley his true and lawful attorney and agent, in name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to cause the Amendment No. 1 to the 1994 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and likewise to sign any and all amendments (the signing of any such instrument to be conclusive evidence that the attorney considers such instrument necessary or desirable), without the other and with full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereby.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, this Power of Attorney has been signed by the following person in the capacity indicated on this 26th day of June, 1995.






                                         /s/ Richard P. Cooley
                                        -------------------------------
                                        Richard P. Cooley
                                        Director